INFORMATION STATEMENT PURSUANT TO
SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Information Statement

AFFINITY GOLD CORP.

(Name of Registrant as Specified in its Charter)

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AFFINITY GOLD CORP.
7950 Main Street, Suite #217
Maple Grove, MN  55369

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about July 13, 2009, to the holders of record (the “Shareholders”) of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Affinity Gold Corp., a Nevada corporation (the “Company”), as of the close of business on June 12, 2009 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This Information Statement relates to a written consent without a meeting, dated June 19, 2009, (the “Written Consent”) of Shareholders of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Shareholders”).

The Written Consent authorized an amended Articles of Incorporation (the “Amended Articles”) to effect and implement a reduction in the authorized share capital of the Company from 2,700,000,000 shares of Common Stock and 10,000,000 shares of preferred stock $0.001 par value (the “Preferred Stock”) to 250,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  A copy of the Amended Articles is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock, and is sufficient under Chapter 78 of the Nevada Revised Statutes and the Company’s Bylaws to approve the Amended Articles.  Accordingly, the Amended Articles are not presently being submitted to the Company’s other Shareholders for a vote.  The action by Written Consent will become effective when the Company files the Amended Articles with the Nevada Secretary of State (the “Effective Date”).  We expect the Effective Date to be on or about the twentieth day following the mailing of this information statement to our stockholders.

This is not a notice of a meeting of Shareholders and no Shareholders meeting will be held to consider the matters described herein.  This Information Statement is being furnished to you solely for the purpose of informing Shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.  Except as otherwise indicated by the context, references in this information statement to “Company,” “we,” “us,” or “our” are references to Affinity Gold Corp.

By Order of the Board of Directors,

/s/ Antonio Rotundo
Antonio Rotundo
President, Chief Executive Officer,
Chief Financial Officer & Director

GENERAL INFORMATION

This Information Statement is first being mailed on or about July 13, 2009, to Shareholders of the Company by the board of directors (the “Board of Directors”) to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Shareholders.

Only one Information Statement is being delivered to two or more Shareholders who share an address unless we have received contrary instruction from one or more of such Shareholders.  We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

WE ARE NOT ASKING YOU FOR A PROXY AND YOUR ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECTUATE THE REDUCTION IN OUR AUTHORIZED SHARE CAPITAL.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY SHAREHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  Pursuant to the Nevada Revised Statutes, the approval of the Amended Articles requires the affirmative vote or written consent of at least a majority of the issued and outstanding shares of Common Stock.

On June 12, 2009, our Board of Directors unanimously adopted resolutions approving the Amended Articles and recommended that the Shareholders approve the Amended Articles as set forth in Appendix A.  In connection with the adoption of these resolutions, the Board of Directors elected to seek the written consent of the holders of at least a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

On the Record Date, the Company had 65,545,875 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.  Except for the shares of Common Stock, no other class of voting securities were outstanding as at the Record Date. The written consent of ten (10) or less shareholders of the Company holding at least 32,772,938 shares of Common Stock was necessary to approve the Amended Articles.  The approval of the Majority Shareholders holding in the aggregate 34,800,000 shares of Common Stock was obtained on June 19, 2009, by written consent.

The Amended Articles contain provisions that effectuate the reduction in the authorized share capital of the Company from 2,700,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock to 250,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

CONSENTING STOCKHOLDERS

On June 19, 2009, the following shareholders of 34,800,000 shares of Common Stock consented in writing to the Amended Articles.

Name and Address of Consenting Shareholder	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Outstanding

Antonio Rotundo	27,800,000	42.4%
Av. Arenales 335 Cercado, Lima, Peru

Corey Sandberg	1,000,000	1.5%
c/o 7950 Main Street, Suite #217 Maple Grove, MN 55369

Johnny Lian Tian Yong	6,000,000	9.2%
Blk 84, Jalan Daud, #06-01 Windy Heights, Singapore 419593

Total	34,800,000	53.1%

Accordingly, the Company has obtained all necessary corporate approvals in connection with the Amended Articles.  The Company is not seeking written consent from any other Shareholders, and the other Shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement.  All necessary corporate approvals have been obtained.  This Information Statement is furnished solely for the purposes of advising Shareholders of the action taken by written consent and giving Shareholders notice of such actions taken as required by the Exchange Act.

The Company will, when permissible following the expiration of the 20 day period mandated by Rule 14C and in accordance with the provisions of the Nevada Revised Statutes, file the Amended Articles with the Nevada Secretary of State’s Office.  The Amended Articles will become effective upon such filing.  We anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to Shareholders.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

With the exception of the current directors of the Company, and as of the date of this Information Statement, there are no persons identified by management of the Company who have an interest in the matters to be acted upon nor who are in opposition to the matters to be acted upon.

As of the date of this Information Statement, there are no persons who are currently a director or officer of the Company, that oppose any action to be taken by the Company.

As of the date of this Information Statement, the directors and executive officers of the Company are as follows:

Name	Age	Position with the Company
Antonio Rotundo	44	President, CEO, CFO and Director

Corey Sandberg	35	Secretary, Treasurer and Director

Paul Antoniazzi	62	Director

Johnny Lian Tian Yong	43	Director

ANTONIO ROTUNDO has been the President, CEO, CFO and a Director of the Company since January 8, 2009.  Mr. Rotundo is a mining professional with over 10 years of diverse mining, operations and financial experience.  From 2005 to present, Mr. Rotundo has been the general manager of AMR Project Peru S.A.C. (“AMR”), a mining company focusing on gold exploration, located in Lima, Peru, where Mr. Rotundo is in charge of day to day operations of AMR.  Mr. Rotundo is also closely involved AMR’s purchase of equipment, negotiating land contracts and mining concessions, supervising environmental studies and all related financial functions of AMR.  From 2004 to 2005, Mr. Rotundo was the operation and logistics manager for American Mining in Guyana, where he was responsible for managing the operations of a diamond mine, ordering equipment and supplies, developing and managing relationships with customers and suppliers, developing, implementing and managing new accounting and financial systems, staff and payroll.  Mr. Rotundo was also and officer and director of Ram Gold & Exploration Inc. (Pink Sheets: RMGX) from March 2008 to June 2008. Mr. Rotundo is not an officer or director of any reporting issuers at this time.

COREY J. SANDBERG has been a director of the Company since January 29, 2009, and the Secretary and Treasurer of the Company since February 3, 2009.  Mr. Sandberg has just under fifteen years of professional experience in both corporate and small business environments. From 2006 to present, Mr. Sandberg has been an independent consultant where he has lead business startup, organizational management and operational improvement initiatives, both strategic and tactical, for public and private companies alike.  Prior to becoming an independent consultant in 2006, Mr. Sandberg spent just under seven years at American Express Financial Advisors (“American Express”), a subsidiary of American Express, (later spun-off to become Ameriprise Financial, Inc.). While at American Express, Mr. Sandberg held both management and leadership positions in predominantly entrepreneurial environments receiving recognition for challenging the status quo, taking risks and successfully implementing new ideas that helped with cost savings and revenue generation.  During the last few years before leaving American Express in late 2005, Mr. Sandberg served in Project Manager and Vendor Relationship Manager positions.  In addition, Mr. Sandberg held the FINRA Series 63, 7 and 24 Securities License required for management and leadership position within American Express.  Mr. Sandberg is a graduate of the University of Minnesota, Twin Cities with a Bachelor of Arts degree in Japanese Language & Culture.  Mr. Sandberg is not an officer or director of any reporting issuers at this time.

PAUL F. ANTONIAZZI has been a director of the Company since January 29, 2009.  Mr. Antoniazzi has been active in the mining industry since 1983.  Since 2002, Mr. Antoniazzi has worked as an independent contractor as the President of Antoniazzi Consulting Ltd. specializing in environmental and mining projects including: contaminated soils clean up; asbestos clean up; surface drill projects; and mine decommissioning.  Mr. Antoniazzi is currently on the board of directors of three Canadian listed mining companies: Opawica Explorations Inc. (TSX: OPW) (since December 2, 1996); International Kirkland Minerals Inc. (IKI-TSXV) (since November 19, 1997); and RT Minerals Corp. (C.RTM:CNSX) (since March 9, 2007).

JOHNNY LIAN TIAN YONG has been a director of the Company since March 4, 2009.  Mr. Lian is currently (since 1992) the Chairman of JAS Singapore Group of Companies, a Singapore corporation, that has subsidiary and affiliate businesses spanning more than 13 countries, covering medical and hospitality services, finance and investments, logistics, human resources and professional development, green technologies and information technology services.  From October 2002 to present, Mr. Lian has been a director of JAS Medical Screening Centre Ptd., Ltd., a Singapore corporation, that provides health services for the needy and medical screening for Chinese immigrants, foreign workers and foreign students coming into Singapore.  From June 1996 to present, Mr. Lian has been a director of JAS Employment Agency Pte., Ltd., a Singapore corporation that facilitates the influx of foreign workers and immigrants applying for work and residence in Singapore.  From June 2004 to present, Mr. Lian has been a director of JAS Plastic Industries Pte., Ltd., a Singapore corporation that is involved in recycling waste plastics from corporations around the world into useful products.  From September 2005 to present, Mr. Lian has been a director of JAS Marketing Pte., Ltd., a Singapore corporation that provides business consulting concentrating on establishing trading ties with other companies, cooperation and consensus with fellow partners in the industry and identifying market threats and opportunities.  From June 2003 to present, Mr. Lian has been a director of JAS Technology Pte., Ltd., a Singapore corporation that is in the business of remote video surveillance for world-wide locations through Wi-Fi and GPRS, as well as providing spare marine hardware for commercial and pleasure users of the sea.  From January 2007 to present, Mr. Lian has been a director of JASTROL Pte. Ltd., a Singapore corporation that functions as a gold bullion broker, dealer and also as a goldsmith in Singapore.

Mr. Lian’s first successful venture was in recycling plastic into re-useable raw materials for plastic manufacturers some 12 years ago in Indonesia, Thailand and Malaysia.  Subsequently, Mr. Lian used his successes and business acumen to further venture with partners into other businesses operating in China, India, Philippines, Cambodia and Vietnam.

In 1991, Mr. Lian obtained a Degree in Business Administration from Thames Valley University in the United Kingdom.  Mr. Lian is not a director or officer of any other reporting issuers at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date concerning: (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock; (ii) each of the Company’s executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Shares of Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of shares of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

Name & Address	Class of Stock Beneficially Owned	Amount and Nature of Beneficial Ownership(1)	Percent of Beneficial Ownership
Antonio Rotundo Av. Arenales 335 Cercado, Lima, Peru	Shares of Common Stock	28,800,000 (2) Direct	43.2%
Corey Sandberg c/o 7950 Main Street, Suite 217 Maple Grove, MN 55369	Shares of Common Stock	1,600,000 (3) Direct	2.4%
Johnny Lian Tian Yong Blk 84, Jalan Daud, #06-01 Windy Heights, Singapore 419593	Shares of Common Stock	6,000,000 Direct	9.1%
Paul Antoniazzi 63 Tweedsmuir Road Kirkland Lake, ON P2N 1J3	Shares of Common Stock	600,000 (4) Direct	(*)
All officers and directors as a group (total of 4 individuals)	Shares of Common Stock	37,000,000 (5)	54.6%
Notes:
(*)           Indicates less than 1%.
(1)
Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days or acquires such securities with the purpose or effect of changing or influencing the control of the Company.

(2)	This figure includes 27,800,000 shares held directly by Antonio Rotundo and 800,000 stock options which have already vested and 200,000 stock options which will vest within 60 days of the Record Date.
(3)	This figure includes 1,000,000 shares held directly by Corey Sandberg and 480,000 stock options which have already vested and 120,000 stock options which will vest within 60 days of the Record Date.
(4)	This figure includes nil shares held directly by Paul Antoniazzi and 480,000 stock options which have already vested and 120,000 stock options which will vest within 60 days of the Record Date.
(5)
This figure includes 34,800,000 shares owned directly by directors and executive officers as well as 1,760,000 stock options with have already vested and 440,000 stock options which will vest within 60 days of the Record Date.

AMENDMENTS TO THE COMPANY’S ARTICLES OF INCORPORATION

On June 12, 2009, our Board of Directors unanimously adopted resolutions approving the Amended Articles, subject to receiving the approval of the holders of a majority of the Company’s outstanding shares of Common Stock, to effect a reduction in the authorized capital of the Company from 2,700,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock to 250,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.  The Majority Shareholders approved the reduction in the authorized capital pursuant to the Written Consent dated as of June 19, 2009.

Purpose

We are currently authorized to issue 2,700,000,000 shares of Common Stock.  Our board of directors believes that a decrease in the number of authorized shares of Common Stock from 2,700,000,000 to 250,000,000 is in the Company’s best interest because such a decrease more accurately represents, and is more in conformance with, a realistic capital structure for a company of our size.  The board of directors does not foresee a need in the near future to issue numbers of shares of Common Stock approaching the amount currently authorized and unissued.  Hence the board of directors believes that the Company currently has more shares of Common Stock authorized than are useful.  In addition, our board of directors believes that a decrease in the number of authorized shares of Common Stock will be more conducive to the raising of equity capital by the Company, but will still allow the Company to respond promptly and effectively to opportunities involving the issuance of shares of Common Stock.

Principal Effects of the Reduction in Authorized Capital

Upon the filing of the Amended Articles with the Nevada Secretary of State, the authorized shares of Common Stock of the Company will decrease from 2,700,000,000 to 250,000,000.  The reduction in the authorized shares of Common Stock will not reduce or otherwise affect our presently outstanding shares of Common Stock.

OTHER INFORMATION

For more detailed information about the Company and the business and operations of the Company see our periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

Appendix A

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
AFFINITY GOLD CORP.

“I, the undersigned Antonio Rotundo, the President, CEO and CFO of Affinity Gold Corp. (the “Corporation”), do hereby certify that the Board of Directors of said Corporation at a meeting duly convened held on the 12th day of June, 2009, adopted a resolution to amend the articles as follows:

Article III – Capital Stock

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is two billion seven hundred and ten million (2,710,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”, with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is two billion seven hundred million (2,700,000,000) shares.  The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof.  The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

Article III, Section 1is hereby amended to read as follows:

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is two hundred and sixty million (260,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”, with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is two hundred and fifty million (250,000,000) shares.  The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof.  The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

The purpose of the amendment to Article III is to reduce the authorized share capital of the Corporation from 2,710,000,000 shares to 260,000,000 shares.

The number of shares of the Corporation issued and outstanding and entitled to vote on amendments to the Articles of Incorporation is sixty five million five hundred and forty-five thousand eight hundred and seventy-five (65,545,875) shares of common stock $0.001 par value, that the said changes and amendments have been consented to and approved by a consent resolution of the stockholders holding thirty four million eight hundred thousand (34,800,000) shares of common stock, representing 53%, and a majority, of shares of common stock of the Corporation outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, Affinity Gold Corp. has caused these presents to be signed in its name and on its behalf by Antonio Rotundo, its President, CEO and CFO on this ____ day of __________, 2009, and its President, CEO and CFO acknowledges that this Certificate of Amendment is the act and deed of Affinity Gold Corp., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

AFFINITY GOLD CORP.

By:
Antonio Rotundo, President, CEO & CFO